Free Writing Prospectus (To Prospectus dated August 31, 2010 and the Prospectus Supplement dated August 31, 2010)	Filed Pursuant to Rule 433 Registration No. 333-169119 September 3, 2010

Barclays RI Notes FOR INFORMATION ONLY To transact, please contact your broker or investment advisor 02 September 2010 14:33:56 Product Overview Product Type Product Listings New Issues Secondary Mkts Educational Product Primers Contacts Website Overview Welcome to the Barclays Retirement Income Notes™ informational website. Two major societal trends are currently converging: pension schemes have been shifting from “defined benefit” plans to “defined contribution” arrangements, (such as 401k plans,) where individuals take responsibility for growing their own retirement investments, and a huge demographic group known as the “Baby Boomers” is beginning to enter retirement. Once people reach retirement after having grown the value of their defined-contribution assets, they are faced with the problem of how to convert that lump-sum value into a stream of payments that will cover their ongoing expenses during retirement. Since suitable options to manage cash flows may be limited, investors are looking for innovative ideas and creative solutions to mitigate risk, generate income, and maintain control over their investments. The BARCLAYS RETIREMENT INCOME NOTES™ suite of products seeks to provide a cost-efficient, transparent, and flexible alternative for generating retirement income. These products are securities that may be bought, sold, or transferred, and each security is constructed to pay a minimum monthly nominal or inflation-adjusted cash amount, which includes a monthly return of principal spread over time. In addition to those seeking to generate retirement income, these notes may be equally useful to anyone seeking to generate a smoothed cash-flow profile of payments that include a monthly return of principal spread over time. There are currently two types of Barclays Retirement Income Notes™: Level-Pay Notes and Inflation-Indexed Level-Pay Notes. Product Primers offer summary explanations of how these notes work. New Issues offer an overview of Barclays Retirement Income Notes™ that may be issued in the near future and become available for sale. Secondary Mkts give summary indications of the remaining value for which previously issued Barclays Retirement Income Notes™ may be sold. A summary listing of both new-issue and previously issued RI Notes™ can be seen in Product Overview on the Homepage. Please use the drop-down filter. By clicking on the summary line for an individual note, you can drill down to see complete details, including the freewriting prospectus and prospectus supplement filed with the SEC. If you are interested in buying or selling a Barclays Retirement Income Note™, please speak to your broker or investment advisor. Inflation-Indexed Level-Pay Notes Barclays Inflation-Indexed Level-Pay Notes (IILP Notes) are securities that provide inflation-adjusted monthly payments for a fixed period. Unlike a standard bond that pays periodic interest and returns 100% of principal at maturity, Inflation-Indexed Level-Pay Notes distribute monthly payments that consist of both inflation-adjusted interest and a partial return of inflation-adjusted principal. IILP Notes may be used as an effective cash flow management tool and as part of an investment or retirement portfolio. Our Firm Accessibility Privacy Policy © Barclays Bank PLC 2010

A summary listing of both new-issue and previously issued RI Notes™ can be seen in Product Overview on the Homepage. Please use the drop-down filter. By clicking on the summary line for an individual note, you can drill down to see complete details, including the freewriting prospectus and prospectus supplement filed with the SEC. Barclays Inflation-Indexed Level-Pay Notes (IILP Notes) are securities that provide inflation-adjusted monthly payments for a fixed period. Unlike a standard bond that pays periodic interest and returns 100% of principal at maturity, Inflation-Indexed Level-Pay Notes distribute monthly payments that consist of both inflation-adjusted interest and a partial return of inflation-adjusted principal. IILP Notes may be used as an effective cash flow management tool and as part of an investment or retirement portfolio. If you are interested in buying or selling a Barclays Retirement Income Note™, please speak to your broker or investment advisor. If the securities you hold are 100% principal protected, you will receive (subject to issuer credit risk) at least 100% of the principal amount of your securities if you hold your securities to the maturity date (or early redemption date, if applicable). Because the securities are the Issuer’s senior unsecured obligations, payment of any amount at maturity is subject to the Issuer’s ability to pay its obligations as they become due. The securities are not the obligation of any third party. For more information relating to the credit risk of the Issuer, please see the risk factors contained in the relevant documentation relating to the offering of the securities. The securities on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the securities will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital, 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019. Any order submitted with respect to an offering identified above shall constitute, and shall be treated by Barclays Capital Inc. as solely an indication of interest. You may revoke your offer to purchase notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase notes prior to their issuance. In the event of any changes to the terms of any such notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase. Neither Barclays Capital Inc. nor Barclays Bank PLC is making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. Neither Barclays Capital Inc. nor Barclays Bank PLC is incorporating by reference into any offering documentation for any transaction above, any information or other material appearing elsewhere in, or accessible from, this website. Any information regarding the potential performance of a Note at maturity that is included on this website is not intended to predict actual results and no assurances are given with respect thereto. Our Firm Accessibility Privacy Policy Barclays Bank PLC 2010

Product Type Level-P Maturity 15Y Offer Start Date 23Au Offer End Date 27 Au Issue Date 01 S Principal Investment per note $13,900 Terms If the securities you hold are 100% principal protected, you will receive (subject to issuer credit risk) at least 100% of the principal amount of your securities if you hold your securities to the maturity date (or early redemption date, if applicable). Because the securities are the Issuers senior unsecured obligations, payment of any amount at maturity is subject to the Issuers ability to pay its obligations as they become due. The securities are not the obligation of any third party. For more information relating to the credit risk of the Issuer, please see the risk factors contained in the relevant documentation relating to the offering of the securities. The securities on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the securities will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital, 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019. Any order submitted with respect to an offering identified above shall constitute, and shall be treated by Barclays Capital Inc. as solely an indication of interest. You may revoke your offer to purchase notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase notes prior to their issuance. In the event of any changes to the terms of any such notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase. Neither Barclays Capital Inc. nor Barclays Bank PLC is making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. Neither Barclays Capital Inc. nor Barclays Bank PLC is incorporating by reference into any offering documentation for any transaction above, any information or other material appearing elsewhere in, or accessible from, this website.

Product Type Level-P Maturity 15Y Offer Start Date 23Au Offer End Date 27 Au Issue Date 01 S Principal Investment per note $13,900 Terms If the securities you hold are 100% principal protected, you will receive (subject to issuer credit risk) at least 100% of the principal amount of your securities if you hold your securities to the maturity date (or early redemption date, if applicable). Because the securities are the Issuers senior unsecured obligations, payment of any amount at maturity is subject to the Issuers ability to pay its obligations as they become due. The securities are not the obligation of any third party. For more information relating to the credit risk of the Issuer, please see the risk factors contained in the relevant documentation relating to the offering of the securities. The securities on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the securities will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital, 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019. Any order submitted with respect to an offering identified above shall constitute, and shall be treated by Barclays Capital Inc. as solely an indication of interest. You may revoke your offer to purchase notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase notes prior to their issuance. In the event of any changes to the terms of any such notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase. Neither Barclays Capital Inc. nor Barclays Bank PLC is making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. Neither Barclays Capital Inc. nor Barclays Bank PLC is incorporating by reference into any offering documentation for any transaction above, any information or other material appearing elsewhere in, or accessible from, this website. Any information regarding the potential performance of a Note at maturity that is included on this website is not intended to predict actual results and no assurances are given with respect thereto. 60000 Our Firm Accessibility Privacy Policy

Barclays RI Notes FOR INFORMATION ONLY To transact, please contact your broker or investment advisor 03 September 2010 14:39:38 Product Listings New Issues Secondary Mkts Educational Product Primers Contacts Contacts Home Last Update ISIN Product Type Description Maturity CCY Cash Note / Bid Cash Note / Ask Ask Size Terms No items found No items found Please rely only on the attached pricing supplements for the actual specific trade terms of all note issuances posted on this website. Prices provided herein have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”). Any price provided on this page is indicative only, is accurate only as of the time indicated for such price and is subject to change. Prices are provided for informational purposes only and are non-binding. The receipt by you of any such price shall not constitute, and should not be deemed to constitute, any obligation of Barclays to enter into a binding transaction at such price. Barclays does not make any representation or warranty, regarding the adequacy or reasonableness of the pricing information herein and accepts no responsibility or liability for any losses or expenses arising out of the use of or reliance on this information. 60000 Our Firm Accessibility Privacy Policy LPN: $100 monthly until Sep’25 LPN: $100 monthly until Sep’25 LPN: $100 monthly until Sep’25 LPN: $100 monthly until Sep’25 LPN: $100 monthly until Sep’25

Barclays RI Notes FOR INFORMATION ONLY To transact, please contact your broker or investment advisor 02 September 2010 14:39:58 Product Overview Product Primers PREVIOUS NEXT Level-Pay Notes Read More Barclays Level-Pay Notes (LP Notes) are securities that provide monthly payments for a fixed period. Unlike a standard bond that pays periodic interest and returns 100% of principal at maturity, Level-Pay Notes distribute monthly payments that consist of both interest and a partial return of principal. LP Notes may be used as an effective cash flow management tool and as part of an investment or retirement portfolio.

Barclays RI Notes FOR INFORMATION ONLY To transact, please contact your broker or investment advisor 02 September 2010 14:39:58 Product Overview Product Primers PREVIOUS NEXT Level-Pay Notes Read More Barclays Level-Pay Notes (LP Notes) are securities that provide monthly payments for a fixed period. Unlike a standard bond that pays periodic interest and returns 100% of principal at maturity, Level-Pay Notes distribute monthly payments that consist of both interest and a partial return of principal. LP Notes may be used as an effective cash flow management tool and as part of an investment or retirement portfolio. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019. The securities described in the materials on this page are a variety of structured products that may not be suitable or appropriate for all investors. An investment in such products will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives. Our Firm Accessibility Privacy Policy Barclays Bank PLC 2010

Barclays RI Notes FOR INFORMATION ONLY To transact, please contact your broker or investment advisor 02 September 2010 14:40:34 Product Overview Contacts If you are interested in buying or selling a Barclays Retirement Income Note, please contact your broker or investment advisor Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc., Barclays Wealth or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. or Barclays Wealth sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.